SUB-ITEM 77Q1(g)

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No. 333-136796), as filed with the Securities and Exchange Commission via EDGAR on August 21, 2006, as amended on September 22, 2006. Such document is incorporated herein by reference.